EXHIBIT 10.1

NEWMONT MINING CORPORATION

2005 STOCK INCENTIVE PLAN

1. Purposes. The purposes of the Newmont Mining Corporation 2005 Stock Incentive Plan are:

(a) To further the growth, development and success of the Company and the Affiliates by enabling employees and directors of, and consultants to, the Company and the Affiliates to acquire a continuing equity interest in the Company, thereby increasing their personal interests in such growth, development and success and motivating such employees, directors and consultants to exert their best efforts on behalf of the Company and the Affiliates and to provide incentives for the future performance of services; and

(b) To maintain the ability of the Company and the Affiliates to attract and retain employees, directors and consultants of outstanding ability by offering them an opportunity to acquire a continuing equity interest in the Company and the Affiliates which will reflect the growth, development and success of the Company and the Affiliates.

Toward these objectives, the Committee may grant Awards to such employees, directors and consultants or pay such employees’, directors’ and consultants’ bonuses (if any) or other compensation in Common Stock or award or grant any combination thereof, all pursuant to the terms and conditions of the Plan.

2. Definitions. As used in the Plan, the following capitalized terms shall have the meanings set forth below:

(a) “Affiliate” – (i) any Subsidiary, (ii) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company, or (iii) any entity in which the Company has a significant equity interest, which entity the Committee in its discretion determines will be an “Affiliate” for purposes of the Plan.

(b) “Agreement” – a written or electronic award agreement or other instrument evidencing an Award (including any grant acknowledgement), as described in Section 3(f).

(c) “Annual Meeting” – the annual meeting of stockholders of the Company.

(d) “Award” - an Option, SAR, Other Stock-Based Award, Restricted Stock, Non-Employee Director Stock Award granted or awarded, or bonus or other compensation of an eligible employee, director or consultant paid in Common Stock, pursuant to the terms and conditions of the Plan.

(e) “Board” - the Board of Directors of the Company.

(f) “Change of Control” - the occurrence of any of the following events:

(i) The acquisition in one or a series of related transactions by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange

Act) of 20% or more of either (x) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege, unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below;

(ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including a corporation or other Person which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries (a “Parent Company”)) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any corporation resulting from such Business Combination, any employee benefit plan (or related trust) of the Company, any corporation resulting from such Business Combination, or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Business Combination, such Parent Company) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, unless such ownership resulted solely from ownership of securities of the Company prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Business Combination, of the Parent Company) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(g) “Code” - the Internal Revenue Code of 1986, as it may be amended from time to time, including regulations and rules thereunder and successor provisions and regulations and rules thereto.

(h) “Committee” - the Compensation and Management Development Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan, in accordance with Section 3(b).

(i) “Common Stock” - the $1.60 par value common stock of the Company.

(j) “Company” - Newmont Mining Corporation, a Delaware corporation, or any successor entity.

(k) “Covered Employee” – a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

(l) “Dividend Equivalents” – the equivalent value (in cash or Common Stock) of dividends that would otherwise be paid on shares of Common Stock that are subject to an Award but that have not been issued or delivered.

(m) “Exchange Act” – the Securities Exchange Act of 1934, as it may be amended from time to time.

(n) “Fair Market Value” of a share of Common Stock as of a given date shall be the average of the high and low sales prices for a share of Common Stock on the New York Stock Exchange for such date, as reported by any independent commercial reporting service selected by the Committee; provided, however, that if there is no sale of shares of Common Stock reported by such reporting service on such date, such fair market value shall be the average between the bid and asked prices for a share of Common Stock reported by such reporting service at the close of trading on the New York Stock Exchange for such date; provided further, however, that if no such prices are reported for such day, the most recent day for which such prices are available shall be used. In the event that the method for determining the fair market value of a share of Common Stock provided for in the previous sentence shall not be practicable, then such fair market value shall be determined by such other reasonable valuation method as the Committee shall, in its discretion, select and apply in good faith as of the given date; provided, however, that for purposes of paragraphs (b) and (g) of Section 6, such fair market value shall be determined subject to Section 422(c)(7) of the Code.

(o) “Independent SAR” – the meaning given such term in Section 7.

(p) “ISO,” or “Incentive Stock Option” - an option to purchase Common Stock granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6 and which conforms to the applicable provisions of Section 422 of the Code.

(q) “Non-Employee Director” – the meaning given such term is Section 5(b).

(r) “Non-Employee Director Stock Award” – an award of Common Stock received by a Non-Employee Director under the Plan in accordance with the terms and conditions set forth in Section 10.

(s) “Notice” – except as otherwise provided in the Agreement, written notice actually received by the Company at its executive offices on the day of such receipt, if received on or before 1:30 p.m., Denver time, on a day when the Company’s offices are open for business, or, if received after such time, such notice shall be deemed received on the next such day, which notice may be delivered in person to the Company’s Payroll Department or sent by facsimile to the Company, or sent by certified or registered mail or overnight courier, prepaid, addressed to the Company at 1700 Lincoln Street, Denver, Colorado 80203, Attention: Stock Plan Administrator.

(t) “Option” – a right to purchase Common Stock granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6. Options may be either ISOs or stock options other than ISOs.

(u) “Optionee” - a Participant who has been granted an Option under the Plan in accordance with the terms and conditions set forth in Section 6.

(v) “Other Stock-Based Awards” - Awards granted to Participants under the Plan in accordance with the terms and conditions set forth in Section 9.

(w) “Participant” – an individual who is eligible, pursuant to Section 5, and who has been selected, pursuant to Section 3, to participate in the Plan, and who holds one or more outstanding Awards under the Plan.

(x) “Performance Criteria” - earnings, reserve replacement, net asset value, cash flow, sales, production, costs of production, margins, capital expenditures, market capitalization, return on equity, return on assets and return on capital.

(y) “Person” – a “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of persons, whether United States or non-United States.

(z) “Plan”- this Newmont Mining Corporation 2005 Stock Incentive Plan.

(aa) “Restricted Stock” - Common Stock awarded under the Plan in accordance with the terms and conditions set forth in Section 8.

(bb) “Restriction Period” - a period of time applicable to, and established or specified by the Committee at the time of, an award of Restricted Stock, which commences with the award date of such Restricted Stock and expires or lapses based upon the continued employment or service of the applicable Participant with the Company or an Affiliate, the achievement of particular performance goals and/or the satisfaction of other specified terms, conditions and restrictions in accordance with Section 8.

(cc) “Rule 16b-3” - Rule 16b-3 under the Exchange Act, or any successor rule, as the same may be amended from time to time.

(dd) “SAR” - a stock appreciation right granted to a Participant under the Plan and in accordance with the terms and conditions of Section 7. A SAR may be either a “Tandem SAR” or an “Independent SAR,” as defined in Section 7.

(ee) “SEC” – the Securities and Exchange Commission.

(ff) “Subsidiary” - any present or future corporation which is or would be a “subsidiary corporation” of the Company as the term is defined in Section 424(f) of the Code.

(gg) “Substitute Awards” – Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, stock options or other awards previously granted, or the right or obligation to grant future stock options or other awards, by a company acquired by the Company or a Subsidiary or with which the Company or a Subsidiary combines, including a transaction described in Section 424(a) of the Code.

(hh) “Tandem SAR” – the meaning given such term in Section 7.

3. Administration of the Plan. (a) The Committee shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions. Notwithstanding the foregoing, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including establishing procedures to be followed by the Committee, except with respect to matters which under any applicable law, regulation or rule, including any exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) or Section 162(m) of the Code, are required to be determined in the sole discretion of the Committee. If and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any action or determination by the Committee specifically affecting or relating to an Award granted to a Non-Employee Director shall be taken, or approved and ratified, by the Board.

(b) The Committee shall be appointed from time to time by the Board. The Committee shall consist of not less than three non-employee members of the Board, each of whom satisfies such criteria of independence as the Board may establish and such additional regulatory or listing requirements as the Board may determine to be applicable or appropriate. Appointment of Committee members shall be effective upon their acceptance of such appointment. Committee members may be removed by the Board at any time with or without cause, and such members may resign at any time by delivering notice thereof to the Board. Any vacancy on the Committee, whether due to action of the Board or any other reason, shall be filled by the Board.

(c) The Committee shall have full discretionary authority to grant, pursuant to the terms of the Plan, Awards to those individuals who are eligible to receive Awards under the Plan. In particular, the Committee shall have the exclusive right and discretionary authority, in accordance with the terms of the Plan, to: (i) determine eligibility for participation in the Plan; (ii) determine the amount of Awards payable under the Plan; (iii) select, from time to time, from among those eligible, the employees, directors and consultants to whom Awards shall be granted under the Plan; (iv) determine whether an Award shall take the form of an ISO, Option other than an ISO, Tandem SAR, Independent SAR, Restricted Stock, Non-Employee Director Stock Award, bonuses or other compensation payable in Common Stock, Other Stock-Based Award (and, if so, the form thereof) or any combination thereof; (v) determine the number of shares of Common Stock to be included in any Award or to which any Award shall otherwise relate and the periods for which Awards will be outstanding; (vi) determine the other terms and conditions, not inconsistent with the provisions of the Plan, of any Awards granted under the Plan; (vii) grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or an Affiliate; (viii) grant Substitute Awards on such terms and conditions as it shall prescribe; (ix) to the extent permitted under the Plan, accelerate the exercisability or the termination of any Restriction Period or other restrictions with respect to any Award; (x) to the extent permitted under the Plan and the applicable Agreement, grant waivers of Plan terms, conditions, restrictions and limitations; (xi) to the extent permitted by the Plan, amend or adjust the terms and conditions of any outstanding Award and/or adjust the number and/or class of shares of Common Stock subject to any outstanding Award; (xii) in accordance with the Plan, establish and administer any performance goals in connection with any Awards, including the Performance Criteria to which such performance goals relate and the applicable measurement periods, and certify whether, and to what extent, any such performance goals have been met; (xiii) establish and administer any other terms, conditions, restrictions, limitations, forfeiture, vesting or exercise schedule, and other provisions of, or relating to, any Award, including any Restriction Periods; (xiv) at any time and from time to time after the granting of an Award, specify such additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws or rules, including, but not limited to, terms, restrictions and conditions for compliance with applicable securities laws or listing rules, methods of withholding or providing for the payment of required taxes and restrictions regarding a Participant’s ability to exercise Options through a cashless (broker-assisted) exercise; (xv) offer to buy out an Award previously granted, based on such terms and conditions as the Committee shall establish with and communicate to the Participant at the time such offer is made; and (xvi) determine whether, and to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended.

(d) The Committee shall have all authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the foregoing sentence or Section 3(a), and in addition to the powers otherwise expressly designated to the Committee in the Plan, the Committee shall have the exclusive right and discretionary authority to: (i) interpret the Plan and the Agreements; (ii) construe any ambiguous provision of the Plan and/or the Agreements; (iii) decide all questions concerning eligibility for, and the amount of, Awards granted under the Plan; and (iv) make all valuation determinations relating to Awards and the payment or settlement thereof. The Committee may establish, amend, waive and/or rescind rules and regulations and administrative guidelines for carrying out the Plan and may correct any defects, supply any omissions or reconcile any inconsistencies in the Plan and/or any Agreement or any other instrument relating to any Awards. The Committee shall have the authority to adopt and modify such procedures (including exercise procedures) and subplans and grant Awards (including substitutes for Awards) on such terms and conditions as the Committee determines necessary or appropriate to permit participation in the Plan by individuals otherwise eligible to so participate who are non-United States nationals or employed outside of the United States, or otherwise to conform to applicable requirements or practices of jurisdictions outside of the United States; and take any and all such other actions it deems necessary or advisable for the proper operation and/or administration of the Plan.

(e) The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan. All decisions, determinations, actions and interpretations by the Committee with respect to the Plan and any Agreement shall be final, conclusive and binding on all Participants and all persons having or claiming to have any right or interest in or under the Plan and/or any Agreement. The Committee shall consider such factors as it deems relevant to making or taking such decisions, determinations, actions and interpretations, including the recommendations or advice of any director, officer or employee of the Company or an Affiliate and such attorneys, consultants and accountants as the Committee may select. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

(f) The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. Each Award shall be evidenced by an Agreement; however, two or more Awards to a single Participant may be combined in a single Agreement. An Agreement shall not be a precondition to the granting of an Award; provided, however, that (i) the Committee may, but need not, require as a condition to any Agreement’s effectiveness, that such Agreement be executed by the Company and/or by the Participant to whom the Award evidenced thereby shall have been granted (including by electronic signature or other electronic indication of acceptance), and such executed Agreement be delivered to the Company, and (ii) no person shall have any rights under any Award unless and until the Participant to whom such Award shall have been granted has complied with the applicable terms and conditions of the Award. The Committee shall prescribe the form of all Agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all Agreements. Any Agreement may be supplemented or amended in writing from time to time as approved by the Committee; provided that the terms and conditions of any such Agreement as supplemented or amended are not inconsistent with the provisions of the Plan. In the event of any dispute or discrepancy concerning the terms of an Award, the records of the Committee or its designee shall be determinative.

(g) A majority of the members of the entire Committee shall constitute a quorum and the actions of a majority of the members of the Committee in attendance at a meeting at which a quorum is present, or actions by a written instrument signed by all members of the Committee, shall be the actions of the Committee.

(h) The Committee may consult with counsel who may be counsel to the Company. The Committee may, with the approval of the Board, employ such other attorneys and/or consultants, accountants, appraisers, brokers and other persons as it deems necessary or appropriate. In accordance with Section 18, the Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel or other persons.

(i) In serving on the Committee, the members thereof shall be entitled to indemnification as directors of the Company, and to any limitation of liability and reimbursement as directors with respect to their services as members of the Committee.

(j) Except to the extent prohibited by applicable law, including any exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) or Section 162(m) of the Code, or the applicable rules of a stock exchange, the Committee may, in its discretion, allocate all or any portion of its responsibilities and powers under this Section 3 to any one or more of its members and/or delegate all or any part of its responsibilities and powers under this Section 3 to any person or persons selected by it; provided, however, that the Committee may not delegate its authority to correct errors, omissions or inconsistencies in the Plan. Any such authority delegated or allocated by the Committee under this paragraph (i) of Section 3 shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time.

4. Shares of Stock Subject to the Plan. (a) (i) The shares of stock subject to Awards granted under the Plan shall be shares of Common Stock. Such shares of Common Stock subject to the Plan may be either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares acquired by the Company or any Subsidiary, as the Committee determines. The total number of shares of Common Stock that may be delivered pursuant to any Awards under the Plan is 20,000,000 shares.

(ii) Subject to the foregoing limit on the number of shares of Common Stock that may be delivered in the aggregate under the Plan, but otherwise notwithstanding any other provisions of the Plan to the contrary, the maximum number of shares that may be delivered with respect to the following types of Awards shall be as follows:

(A)	The maximum number of shares of Common Stock that may be delivered under all Awards of Restricted Stock and Other Stock-Based Awards shall be 10,000,000 shares;

(B)	No more than 1,000,000 shares of Common Stock may be awarded as Non-Employee Director Stock Awards; and

(C)	No more than 1,000,000 shares of Common Stock in the aggregate may (whether by action of the Committee at any time or otherwise) be subject to Options or Independent SARs that become exercisable in full prior to three (3) years from the grant date thereof or Awards of Restricted Stock, Other Stock-Based Awards or Awards of Common Stock as to which vesting or lapse of restrictions or limitations occurs in full prior to three (3) years from the grant date thereof, except, in any such case, (I) in the event of the Participant’s death, disability or retirement or a Change of Control, (II) in cases of Awards, other than Options or Independent SARs, subject to performance-based conditions if full vesting or lapse of restrictions or limitations may not occur more rapidly than one (1) year from the grant date thereof, (III) in cases of Substitute Awards, or (IV) in cases of (x) Other Stock-Based Awards granted to a Non-Employee Director, if such Awards may not be distributed in shares of Common Stock before such Non-Employee Director’s retirement or other termination from the Board, or (y) Non-Employee Director Stock Awards or Awards of Common Stock granted to a Non-Employee Director, if the Non-Employee Director may not transfer, sell, assign, pledge or dispose of any such Awards before such Non-Employee Director’s retirement or other termination from the Board, pursuant to the applicable provisions of Sections 6(c), 7(d)(ii), 8(g), 9(f), 9(g), 10(d), 11(b) and 11(c).

(b) Notwithstanding any of the limitations set forth in this Section 4, the numbers of shares of Common Stock specified in this Section 4 shall be adjusted as provided in Section 16.

(c) If (i) any shares of Common Stock subject to an Award are forfeited to the Company (including any shares subject to a Participant’s Restricted Stock Award that are repurchased by the Company at the Participant’s cost) or are subject to an Option, SAR or Other Stock-Based Award which for any reason expires or terminates without having been fully exercised (except to the extent an Option is surrendered due to the exercise of a related Tandem SAR or a Tandem SAR terminates due to the exercise of a related Option), or (ii) any Award based on shares of Common Stock is settled for cash, expires or otherwise terminates without the issuance of such shares of Common Stock, the shares of Common Stock subject to such Award shall, to the extent of such forfeiture, expiration, termination or cash settlement, be available for delivery in connection with future Awards under the Plan.

(d) In the event that any exercised SAR is settled by the issuance of shares of Common Stock, the total number of shares of Common Stock with respect to which such SAR is exercised shall reduce the total number of shares of Common Stock available for delivery under the Plan.

(e) Any shares of Common Stock delivered upon exercise or satisfaction of Substitute Awards shall not reduce the shares of Common Stock available for delivery under the Plan; provided, however, that the maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be the number of shares set forth in paragraph (a) of this Section 4, as adjusted pursuant to paragraphs (b) and (c) of this Section 4.

5. Eligibility. (a) Employees of the Company and the Affiliates, directors (whether or not also employees) of the Company and the Affiliates, and consultants of the Company and the Affiliates, shall be eligible to become Participants and receive Awards in accordance with the terms and conditions of the Plan, subject to the limitations on granting ISOs set forth in Section 6(g).

(b) Each member of the Board shall be eligible to receive Non-Employee Director Stock Awards, all in accordance with the terms and conditions of the Plan, provided that, as of the date of granting of a Non-Employee Director Stock Award, he or she is not an employee of the Company or an Affiliate (any such eligible member of the Board, a “Non-Employee Director”). Notwithstanding any other provision of the Plan to the contrary, no Persons other than Non-Employee Directors shall be eligible to receive Non-Employee Director Stock Awards.

6. Terms and Conditions of Stock Options. All Options to purchase Common Stock granted under the Plan shall be either ISOs or Options other than ISOs. To the extent that any Option does not qualify as an ISO (whether because of its provisions or the time or manner of its exercise or otherwise), such Option, or the portion thereof which does not so qualify, shall constitute a separate Option other than an ISO. Each Option shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine and which are set forth in the applicable Agreement.

(a) The number of shares of Common Stock subject to an Option shall be determined by the Committee and stated in the Agreement evidencing such Option.

(b) The purchase price (also referred to as the option exercise price) per share of shares of Common Stock subject to each Option shall be determined by the Committee and stated in the Agreement. Such option exercise price may be fixed or indexed and, subject to paragraph (g)(iii) of this Section 6, shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time that the Option is granted; provided, however, that Substitute Awards or Awards granted in connection with an adjustment provided for in Section 16, in the form of stock options, shall have an option exercise price per share of Common Stock that is intended to maintain the economic value of the Award that was replaced or adjusted, as determined by the Committee.

(c) Each Option shall be exercisable in whole or in such installments, at such times and under such conditions as may be determined by the Committee in its discretion in accordance with the Plan and stated in the Agreement, and, in any event, over a period of time ending not later than ten (10) years from the date such Option was granted, subject to the last sentence of this paragraph (c) and paragraph (g)(iii) of this Section 6; provided, however, that no Option (unless it is a Substitute Award) may (i) become exercisable until the expiration of a period of at least six (6) months after the grant date of such Option or (ii) become exercisable in full prior to three (3) years from the grant date of such Option, except in the event of the Optionee’s death, disability or retirement or a Change of Control, or, with respect to clause (ii) immediately preceding, other circumstances specified by the Committee, subject to the limitations set forth in Section 4(a)(ii)(C). An Agreement may provide that the period of time over which an Option other than an ISO may be exercised shall be automatically extended if on the scheduled expiration date of such Option the Optionee is prohibited by any applicable securities laws, regulations, rules or Company policy from trading the Common Stock; provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than sixty (60) days after such prohibitions terminate.

(d) Each Option may be exercised by giving Notice to the Company or its designee specifying the number of shares of Common Stock to be purchased, which shall be accompanied by payment in full to the Company of the option exercise price and applicable taxes, if any, in accordance with Section 14. Payment shall be in any manner permitted by applicable law and prescribed by the Committee, in its discretion, and set forth in the Agreement, including, in the Committee’s discretion and subject to such terms, conditions and limitations as the Committee may prescribe, payment in Common Stock already owned by the Optionee or by the Optionee and his or her spouse jointly (either by actual delivery or attestation), or in accordance with a cashless (broker-assisted) exercise.

(e) No Optionee or other person shall become the beneficial owner of any shares of Common Stock subject to an Option, nor have any rights to dividends or other rights of a stockholder with respect to any such shares, until he or she has exercised his or her Option in accordance with the provisions of the Plan and the applicable Agreement, and the Company has received full payment of the related option exercise price and applicable taxes, if any, in accordance with Section 14.

(f) An Option may be exercised only if at all times during the period beginning with the date of the granting of the Option and ending on the date of such exercise, the Optionee was an employee, director or consultant of the Company or an Affiliate, as applicable. Notwithstanding the preceding sentence, the Committee may determine in its discretion that an Option may be exercised following termination of such continuous employment or service as a director or consultant, whether or not exercisable at the time of such termination, to the extent provided in the applicable Agreement; provided, however, that in no event may any such Option be exercised after ten (10) years from the date it was originally granted, except as otherwise provided in Section 6(c).

(g) (i) Each Agreement relating to an Option shall state whether such Option will or will not be treated as an ISO. No ISO shall be granted unless such Option, when granted, qualifies as an “incentive stock option” under Section 422 of the Code. No ISO shall be granted to any individual otherwise eligible to participate in the Plan who is not an employee of the Company or a Subsidiary on the date of granting of such Option. Any ISO granted under the

Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an “incentive stock option” under Section 422 of the Code. Any ISO granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

(ii) Notwithstanding any intent to grant ISOs, an Option granted under the Plan will not be considered an ISO to the extent that it, together with any other “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan or any other incentive stock option plans of the Company, any Subsidiary and any “parent corporation” of the Company within the meaning of Section 424(e) of the Code, are exercisable for the first time by any Optionee during any calendar year with respect to Common Stock having an aggregate Fair Market Value in excess of $100,000 (or such other maximum limit as may be required by the Code) as of the time the Option with respect to such Common Stock is granted. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted and in conformance with Section 422(d) of the Code and the Treasury Regulations promulgated thereunder.

(iii) No ISO shall be granted to an employee otherwise eligible to participate in the Plan who owns (within the meaning of Section 424(d) of the Code), at the time the Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary, or any “parent corporation” of the Company within the meaning of Section 424(e) of the Code. This restriction does not apply if at the time such ISO is granted the option exercise price per share of Common Stock subject to the Option is at least 110% of the Fair Market Value of a share of Common Stock on the date such ISO is granted, and the ISO by its terms is not exercisable after the expiration of five years from such date of grant.

(h) The Committee may require an Optionee to give prompt Notice to the Company concerning any disposition of shares of Common Stock received upon the exercise of an ISO within: (i) two (2) years from the date of granting of such ISO to such Optionee, (ii) one (1) year from the transfer of such shares of Common Stock to such Optionee or (iii) such other period as the Committee may from time to time determine. The Committee may direct that an Optionee with respect to an ISO undertake in the applicable Agreement to give such Notice described in the preceding sentence, at such time and containing such information as the Committee may prescribe, and/or that the certificates evidencing shares of Common Stock acquired by exercise of an ISO refer to such requirement to give such Notice.

(i) The Committee may provide, in its discretion, at the time of grant of an Option, that the shares of Common Stock to be issued upon such Option’s exercise shall be in the form of Restricted Stock or similar other securities, or may reserve the right to so provide after the time of such grant.

(j) (i) Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options, or accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options or other Awards in substitution therefor (to the extent not theretofore exercised).

(ii) In the event the Company no longer uses Accounting Principles Board Opinion No. 25 to account for equity compensation and is required to or elects to expense the cost of Options pursuant to Statement of Financial Accounting Standards No. 123 (or a successor or similar standard), the Committee shall have the authority to substitute, without receiving Participant consent, SARs (payable in Common Stock, cash or a combination thereof, at the Committee’s discretion) for then outstanding Options; provided that the terms of such substituted SARs correspond in relevant respects to the terms of related Options and the difference between the Fair Market Value of the underlying shares of Common Stock and the grant price (as defined in Section 7) of such substituted SAR is equivalent to the difference between the Fair Market Value of the underlying shares of Common Stock and the option exercise price of such related Option, as determined by the Committee.

7. Terms and Conditions of SARs. Each SAR shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine and which are set forth in the applicable Agreement.

(a) The Committee may grant a SAR (i)(A) in conjunction and simultaneously with all or part of the grant of an Option, or (B) with respect to all or part of a previously-granted Option that is not an ISO (a “Tandem SAR”), or (ii) independent of, and unrelated to, an Option (an “Independent SAR”).

(b) The number of shares of Common Stock to which a SAR pertains shall be determined by the Committee and stated in the Agreement evidencing such SAR.

(c) The grant price for each SAR shall be determined by the Committee and set forth in the Agreement. The grant price of a Tandem SAR shall be equal to option exercise price of the related Option. The grant price of an Independent SAR may be fixed or indexed and shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date such SAR is granted, except in the case of Substitute Awards or Awards granted in connection with an adjustment provided for in Section 16 or as otherwise provided in Section 6(j)(ii).

(d) (i) A Tandem SAR may be exercised for all or part of the shares of Common Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR shall be exercisable only when and to the extent the related Option is exercisable and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable. A Tandem SAR shall terminate and shall no longer be exercisable upon the expiration or exercise of the related Option, except that a Tandem SAR granted with respect to less than the full number of shares of Common Stock covered by the related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of shares not covered by the SAR. A Tandem SAR shall entitle a Participant to elect, in the manner described below and as set forth in the applicable Agreement, in lieu of exercising his or her related Option, for all or a portion of the shares of Common Stock for which such Option is then exercisable pursuant to its terms, to surrender such Option with respect to any or all of such shares and to receive from the Company in exchange therefor a payment described in this Section 7. An Option with respect to which a Participant has elected to exercise a Tandem SAR shall, to the extent of the shares covered by such exercise, be automatically cancelled and surrendered to the Company. Such Option shall thereafter remain exercisable according to its terms only with respect to the number of shares of Common Stock as to which it would otherwise be exercisable, less the number of such shares with respect to which such Tandem SAR has been so exercised. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (A) the Tandem SAR may be exercised only when the Fair Market Value of the shares subject to the ISO exceeds the option exercise price of the ISO, and (B) the value of the payment with respect to the Tandem SAR may not exceed one hundred percent (100%) of the difference between the Fair Market Value of the shares for which the Tandem SAR is exercised at the time the Tandem SAR is exercised and the option exercise price of the ISO.

(ii) An Independent SAR may be exercised upon whatever terms and conditions the Committee, in its discretion, in accordance with the Plan, determines and sets forth in the Agreement; provided, however, that no SAR (unless it is a Substitute Award) may (i) become exercisable until the expiration of a period of at least six (6) months after the grant date of such SAR or (ii) become exercisable in full prior to three (3) years from the grant date of such SAR, except in the event of the Participant’s death, disability or retirement or a Change of Control, or, with respect to clause (ii) immediately preceding, other circumstances specified by the Committee, subject to the limitations set forth in Section 4(a)(ii)(C).

(iii) The Agreement evidencing a SAR shall set forth the extent, if any, to which the Participant may exercise such SAR following termination of the Participant’s service as an employee, director or consultant with the Company or an Affiliate, subject to the provisions of paragraph (i) of this Section 7(d).

(iv) No SAR shall be exercisable more than ten (10) years after it is granted, subject to the last sentence of Section 6(c) in the case of a Tandem SAR.

(e) An election to exercise SARs shall be deemed to have been made on the date of Notice of such election to the Company.

(f) Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company with a value equal to the amount by which (i) the Fair Market Value of a share of Common Stock on the date of such exercise, multiplied by the number of shares of Common Stock with respect to which the SAR is so exercised, exceeds (ii) the grant price of the SAR, multiplied by such number of shares; provided, however, that the Committee may establish, and set forth in the Agreement, a maximum amount per share of Common Stock that will be payable upon the exercise of a SAR; provided further, however, that the Agreement may provide that payment of such exercised SAR shall be made on a date or dates set forth in such Agreement following such exercise, and prior to such payment, the right to receive such payment shall be governed by Section 17(e)(ii).

(g) The Company may, in the discretion of the Committee, as set forth in the Agreement, make payment on a properly exercised SAR: (i) in cash equal to the excess of the amount described in clause (i) over the amount described in clause (ii) of Section 7(f), subject to the proviso contained in Section 7(f); (ii) in the nearest whole number of shares of Common Stock, or other property, having an aggregate Fair Market Value on the date of exercise of the SAR which is not greater than the cash amount calculated in clause 7(g)(i) above; or (iii) in a combination of the manners described in clauses (i) and (ii) of this Section 7(g).

(h) A Participant receiving a SAR shall have the rights of a stockholder only as to shares of Common Stock, if any, actually issued to such Participant upon satisfaction or achievement of the terms and conditions of such Award, and in accordance with the provisions of the Plan and the applicable Agreement, and not with respect to shares to which such Award relates but which are not actually issued to such Participant.

(i) Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding SARs, or accept the surrender of outstanding SARs (up to the extent not theretofore exercised) and authorize the granting of new SARs or other Awards in substitution therefor (to the extent not theretofore exercised).

8. Terms and Conditions of Restricted Stock Awards. All Awards of Restricted Stock under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Committee shall determine and which are set forth in the applicable Agreement.

(a) The Committee may make any Award of Restricted Stock without the requirement of any cash payment from the Participant to whom such Award is made, or may require a cash payment from such a Participant in an amount no greater than the aggregate Fair Market Value of the Restricted Stock as of the Award date in exchange for, or as a condition precedent to, the completion of such Award and the issuance of such shares of Restricted Stock. The number of shares of Common Stock subject to a Restricted Stock Award shall be stated, or determined by reference to a formula contained, in the Agreement.

(b) During the Restriction Period stated in the Agreement, (i) the Participant who receives shares of Restricted Stock shall not be permitted to sell, transfer, pledge, assign, encumber or otherwise dispose of such shares, and any attempt by such Participant to do so shall constitute the immediate and automatic forfeiture of such Award, and (ii) the shares of Restricted Stock shall be subject to such other restrictions as the Committee may impose, including any restriction described in paragraph (c) of this Section 8 or any restriction on the right to vote, and the right to receive or retain dividends on, such shares. Except as set forth in the Agreement, in the event of (x) any adjustment as provided in Section 16, or (y) any stock or securities are received as a dividend, or an extraordinary dividend is paid in cash, on shares of Restricted Stock, any new or additional shares or securities or any extraordinary dividends paid in cash received by a recipient of Restricted Stock shall be subject to the same terms and conditions, including the Restriction Period, as relate to the original shares of Restricted Stock.

(c) Except as otherwise provided in this paragraph (c) of Section 8, during the Restriction Period, shares of Restricted Stock shall be forfeited and revert to the Company (or, if such shares were sold to the recipient, the recipient shall be required to resell such shares to the Company at cost) upon termination for any reason of the recipient’s employment, or service as a director or consultant, with the Company or an Affiliate and the failure to meet or satisfy any applicable performance goals or other terms, conditions and restrictions to the extent set forth in the Agreement. Such terms, conditions or restrictions shall lapse separately or in combination at such time or times, in installments or otherwise, as the Committee shall determine and set forth in the Agreement; provided, however, that upon any such termination of the recipient’s employment or service during the Restriction Period, shares of Restricted Stock shall become free of all or part of such terms, conditions and restrictions to the extent that the Agreement, as determined by the Committee in its discretion on the award date, provides for lapse of such terms, conditions and restrictions upon such termination of employment or service, or the Committee, in its discretion, determines to waive any such terms, conditions or restrictions for whatever reason the Committee considers to be in the interests of the Company; provided further, however, that to the extent that Section 15 is intended to apply to shares of Restricted Stock, in no event shall such terms, conditions and restrictions applicable thereto be subject to lapse prior to the end of the otherwise applicable Restriction Period for any reason other than the Participant’s death, disability or involuntary termination of employment by the Company or an Affiliate without “cause,” or by the Participant with “good reason” (in each case, within the meaning of the applicable Agreement) or a Change of Control.

(d) Restricted Stock issued under the Plan may be evidenced in such manner as the Committee in its discretion shall deem appropriate, including issuance of one or more stock certificates or manual or electronic book-entry registration. Any such stock certificates for shares of Restricted Stock shall be registered in the name of the recipient but shall either be appropriately legended and returned to the Company or its designee by the recipient, together with a stock power, endorsed in blank by the recipient, or delivered to and held by the Secretary of the Company or the Company’s designee.

(e) Restricted Stock shall become free of the foregoing restrictions upon the expiration or termination of the applicable Restriction Period, and the Company shall, subject to paragraph (c) of Section 17 and satisfaction of applicable taxes in accordance with Section 14, then deliver stock certificates evidencing such shares of Common Stock, or such other evidence of ownership of such shares as the Committee may determine, to the Participant.

(f) Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify outstanding Restricted Stock Awards, or accept the surrender of outstanding Restricted Stock Awards (to the extent that the Restriction Period or other restrictions applicable to such shares have not yet lapsed) and authorize the granting of new shares of Restricted Stock or other Awards in substitution therefor.

(g) The Restriction Period applicable to any Restricted Stock Award, which is not a Substitute Award, shall not lapse in full earlier than three (3) years from the date of grant of such Award, or, in the case of any Restricted Stock Award subject to performance-based conditions determining the entitlement to the Award or restricting the grant size, the transfer of the shares or the vesting of the shares, one (1) year from the date of grant, except in the event of the Participant’s death, disability or retirement or a Change of Control, or other circumstances specified by the Committee, subject to the limitations set forth in Section 4(a)(ii)(C).

9. Terms and Conditions of Other Stock-Based Awards. The Committee may grant to Participants Awards under the Plan that are valued in whole or in part by reference to, or otherwise based on Common Stock, other than Options or other Awards granted under Section 6, 7, 8, 10 or 11 (“Other Stock-Based Awards”). All Other Stock-Based Awards under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions set forth in this Section 9, and to such other terms, conditions, restrictions and/or limitations, if any, not inconsistent with the Plan, as the Committee shall determine, in its discretion, and which are set forth in the applicable Agreement.

(a) Other Stock-Based Awards shall take such form as the Committee, in its discretion, from time to time, determines, including deferred stock, stock units, restricted stock units, performance stock, performance units and convertible debentures.

(b) The Agreement evidencing an Other Stock-Based Award shall contain such terms, conditions and restrictions as may be determined by the Committee and not inconsistent with the Plan, including provisions regarding: (i) the form of such Award; (ii) the number of shares of Common Stock subject to such Award or a formula for determining such number; (iii) terms and conditions to the grant, issuance, vesting and/or forfeiture of such Award or such shares of Common Stock; and (iv) restrictions on the transferability of such shares of Common Stock.

(c) All Other Stock-Based Awards, and any Common Stock covered thereby, shall be forfeited upon termination of the recipient’s employment, or service as a director or consultant, with the Company or an Affiliate and/or the failure to meet any applicable vesting or performance goals to the extent set forth in the Agreement. Notwithstanding the foregoing, if any such recipient’s employment or service terminates for any reason specified by the Committee in its discretion and set forth in the Agreement, or the Committee, in its discretion, so determines, any or all remaining limitations, restrictions or requirements imposed pursuant to the Plan or in the Agreement with respect to such recipient’s Other Stock-Based Award shall be waived; provided, however, that, to the extent that Section 15 is intended to apply to an Other Stock-Based Award, no such waiver shall be available other than in the case of the Participant’s death, disability, involuntary termination of employment by the Company or an Affiliate without “cause,” or by the Participant with “good reason” (in each case, within the meaning of the applicable Agreement) or a Change of Control.

(d) The value of an Other Stock-Based Award may, subject to the terms and conditions thereof, be paid to the Participant in cash, shares of Common Stock or other property or any combination of such forms of consideration, as determined by the Committee, in its discretion, and set forth in the Agreement. Any shares of Common Stock subject to Other Stock-Based Awards may be issued for no cash consideration or for such consideration as the Committee may, in its discretion, determine.

(e) A Participant receiving an Other Stock-Based Award shall have the rights of a stockholder only as to shares of Common Stock, if any, actually issued to such Participant upon satisfaction or achievement of the terms and conditions of such Award, and in accordance with the provisions of the Plan and the applicable Agreement, and not with respect to shares to which such Award relates but which are not actually issued to such Participant.

(f) The full vesting or lapse of restrictions and limitations applicable to any Other Stock-Based Award, which is not a Substitute Award, shall not occur more rapidly than during the three (3) year period following the grant date of such Award, or, in the case of any Other Stock-Based Award subject to performance-based conditions determining the entitlement to the Award or restricting the grant size, the transfer of the shares or the vesting of the Award, one (1) year following the grant date of such Award, except in the event of the Participant’s death, disability or retirement or a Change of Control, or other circumstances specified by the Committee, subject to the limitations set forth in Section 4(a)(ii)(C).

(g) Subsection (f) of this Section 9 shall not apply to any Other Stock-Based Award granted to a Non-Employee Director; provided, however, that no shares of Common Stock subject to such Other Stock-Based Award may be distributed before such Non-Employee Director’s retirement or other termination from the Board, except in the event of circumstances specified by the Board with regard to such Awards that are subject to the limitations set forth in Section 4(a)(ii)(C).

10. Terms and Conditions of Non-Employee Director Stock Awards. (a) On the first business day following the date of the Annual Meeting in each year, commencing in 2005, each Non-Employee Director who is elected or re-elected as a director of the Company at such Annual Meeting shall receive under the Plan, for service as a director of the Company previously rendered and to be rendered during the year in which such Annual Meeting is held, a number of shares of Common Stock determined by the Board at or prior to such Annual Meeting, unless the Board or the Committee determines not to award such Non-Employee Director Stock Awards. If a person is elected or appointed a director of the Company in any calendar year after the Annual Meeting held in such calendar year, and qualifies as a Non-Employee Director, then such person shall receive under the Plan on the first business day following the effective date of such person’s election or appointment as a Non-Employee Director, for service as a director of the Company to be rendered during such year, a number of shares of Common Stock determined by the Board at or prior to such election or appointment. For the avoidance of doubt, in no event shall any person be entitled to receive more than one Non-Employee Director Stock Award under this Section 10(a) during a single calendar year.

(b) A Non-Employee Director may forego any Non-Employee Director Stock Award under the Plan for any year by giving irrevocable Notice to such effect to the Company on or before December 31 of the immediately preceding year or, in the case of a Non-Employee Director Stock Award to be made to a person on the effective date of such person’s initial election or appointment as a Non-Employee Director, prior to such effective date.

(c) A Non-Employee Director shall not be required to make any payment for any Non-Employee Director Stock Award granted under the Plan.

(d) Except as otherwise determined by the Board not later than the award date of a Non-Employee Director Stock Award, a Non-Employee Director who receives a Non-Employee Director Stock Award shall have full beneficial ownership of, and rights and privileges of a shareholder as to awarded shares, including the rights to vote, receive dividends and sell, transfer, assign, pledge or dispose of such shares; provided, however, that the Non-Employee Director may not sell, transfer, assign, pledge or dispose of such shares before such

Non-Employee Director’s retirement or other termination of service from the Board, except in the event of circumstances specified by the Board with regard to such Awards that are subject to the limitations set forth in Section 4(a)(ii)(C).

11. Bonuses or Other Compensation Payable in Stock or Options. (a) In lieu of annual retainers or other awards for Non-Employee Directors (including Non-Employee Director Stock Awards) or cash bonuses or other compensation otherwise payable under the Company’s or an Affiliate’s compensation plans, policies, practices or agreements to employees or consultants who are eligible to participate in the Plan, the Committee, in its discretion, may determine that such retainers, awards, bonuses or other compensation shall be payable in Common Stock, any type of Award under the Plan, or in a combination of Common Stock, Awards under the Plan and/or cash. Such bonuses or other compensation shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of Common Stock, Awards and/or cash subject to such restrictions, terms and conditions as the Committee may determine in its discretion.

(b) The full vesting or lapse of restrictions and limitations applicable to any shares of Common Stock issued under this Section 11, which are not Substitute Awards, shall not occur more rapidly than during the three (3) year period following the grant date of such Award, or, in the case of any such Award subject to performance-based conditions determining the entitlement to such Award or restricting the grant size, the transfer of the shares or the vesting of such Award, during the one (1) year period following the grant date of such Award, except in the event of the Participant’s death, disability or retirement or a Change of Control, or other circumstances specified by the Committee, subject to the limitations set forth in Section 4(a)(ii)(C).

(c) Subsection (b) of this Section 11 shall not apply to any such Award granted to a Non-Employee Director; provided, however, that such Non-Employee Director may not sell, transfer, assign, pledge or dispose of any shares of Common Stock subject to such Award before such Non-Employee Director’s retirement or other termination from the Board, except in the event of circumstances specified by the Board with regard to such Awards that are subject to the limitations set forth in Section 4(a)(ii)(C).

12. Effects Transfer, Leave of Absence, Change in Status. (a) Except as otherwise provided by the Committee pursuant to Section 12(b), for purposes of the Plan, a transfer of an employee from the Company to an Affiliate (or, for purposes of any ISO granted under the Plan, a Subsidiary), or vice versa, or from one Affiliate to another (or, in the case of an ISO, from one Subsidiary to another), and a leave of absence, duly authorized in writing by the Company or an Affiliate, shall not be deemed a termination of employment of the employee for purposes of the Plan or with respect to any Award (in the case of ISOs, to the extent permitted by the Code).

(b) The Committee shall have the discretion to determine the effects upon any Award, upon an individual’s status as an employee, director or consultant for purposes of the Plan (including whether a Participant shall be deemed to have experienced a termination of employment or other change in status) and upon the exercisability, vesting, termination or expiration of any Award in the case of (i) any Participant who is employed by an entity that ceases to be an Affiliate (whether due a spin-off of such Affiliate or otherwise), (ii) any transfer of a Participant between locations of employment with the Company or an Affiliate or between the Company and an Affiliate or between Affiliates, (iii) any leave of absence of a Participant, (iv) any change in a Participant’s status from an employee to a consultant or member of the Board, or vice versa; and (v) at the request of the Company or an Affiliate, any employee who becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of an Affiliate.

13. Rights of Employees and Other Persons. (a) No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable Agreement.

(b) The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award, or to all Awards, or as are expressly set forth in the Agreement evidencing such Award. Without limiting the generality of the immediately foregoing sentence, nothing contained in the Plan or in any Agreement shall be deemed to:

(i) give any employee or director the right to be retained in the service of the Company or any Affiliate, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;

(ii) restrict in any way the right of the Company or any Affiliate to terminate, change or modify any employee’s employment or any director’s service as a director at any time with or without cause;

(iii) confer on any consultant any right of continued relationship with the Company or any Affiliate, or alter any relationship between them, including any right of the Company or an Affiliate to terminate, change or modify its relationship with such consultant;

(iv) give any employee or director the right to receive any bonus, whether payable in cash or in Common Stock, or in any combination thereof, from the Company or any Affiliate, nor be construed as limiting in any way the right of the Company or any Affiliate to determine, in its sole discretion, whether or not it shall pay any employee or director bonuses, and, if so paid, the amount thereof and the manner of such payment; or

(v) give any Participant any rights whatsoever with respect to shares of Common Stock except as specifically provided in the Plan.

(c) The adoption of the Plan shall not be deemed to give any employee or director of the Company or any Affiliate or any other person any right to be selected as a Participant or to be granted an Award, other than a Non-Employee Director eligible to receive a Non-Employee Director Stock Award in accordance with Section 10. Awards, including Awards under the same section of the Plan, need not be uniform as to all grants and recipients thereof.

(d) Payments and other compensation received by a Participant under an Award shall not be deemed part of such Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any Affiliate, unless expressly so provided by such other plan, contract or arrangement.

(e) A particular type of Award may be granted to a Participant either alone or in addition to other Awards under the Plan.

14. Tax Withholding Obligations. (a) The Company and any Affiliate are authorized to withhold from any Award granted or payment due under the Plan the amount of all Federal, state, local and non-United States taxes due in respect of such Award or payment and to take any such other action as may be necessary or appropriate in the opinion of the Committee to satisfy all obligations for the payment of such taxes.

(b) The recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company, as determined in the Committee’s discretion, for the satisfaction of any withholding tax obligations that arise by reason of such payment or distribution. The Company shall not be required to make any payment or distribution under or relating to the Plan or any Award until such obligations are satisfied or such arrangements are made, as determined by the Committee in its discretion.

(c) Without limiting the generality of subsections (a) and (b) of this Section 14, the Committee in its discretion may permit a Participant to satisfy or arrange to satisfy, in whole or in part, the withholding tax obligations incident to an Award by: (i) electing to have the Company withhold a portion of the Common Stock otherwise deliverable to such Participant pursuant to such Award (provided, however, that the amount of any Common Stock so withheld shall not exceed the amount necessary to satisfy required withholding tax obligations using the minimum statutory withholding rates for Federal, state, local and/or non-United States tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (ii) tendering to the Company Common Stock owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company’s or the Affiliate’s incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Common Stock on the payment date as determined by the Committee.

(d) The satisfaction of withholding taxes pursuant to this Section 14 shall be subject to such restrictions as the Committee may impose, including any restrictions required by the rules of the SEC.

15. Code Section 162(m) Provisions; Individual Participant Limits. (a) Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award or an Other Stock-Based Award is granted to a Participant that such Participant is, or may as of the end of the tax year in which the Company or a Subsidiary would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 15 is applicable to such Award.

(b) If an Award is subject to this Section 15, then the grant, vesting or forfeiture thereof; lapsing of the Restriction Period or other terms, conditions or restrictions applicable thereto; and/or issuance or distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which performance goals shall be determined over a measurement period or periods established by the Committee and shall be based on the attainment of specified levels of one or more Performance Criteria. Performance Criteria may be applied either individually, alternatively or in any combination to the Company or any Affiliate or Affiliates, on a consolidated or individual company basis, or on a division, entity, line of business, project or geographical basis, either individually, alternatively or in any combination, as determined by the Committee, in its discretion. As determined by the Committee, performance goals may or may not relate to performance under one or more Performance Criteria as hereinabove described compared to the performance of other companies or an index or indices. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m)(4)(C) of the Code, or any successor provision thereto, and the regulations thereunder, for performance-based compensation, and may be set forth in the applicable Agreement.

(c) Notwithstanding any other provision of the Plan, payment, grant, vesting, distribution or issuance of any Award that is subject to this Section 15, or cash, shares of Common Stock or other property pursuant to such Award, shall not be made until the Committee certifies in writing that the applicable performance goals and any other material terms of such Award were in fact satisfied, except as otherwise provided in paragraph (d) of this Section 15.

(d) Notwithstanding any provision of the Plan, other than Section 16, to the contrary, with respect to any Award that is subject to this Section 15, (i) the Committee may adjust downwards, but not upwards, any amount payable, or other benefits granted, issued, retained and/or vested pursuant to such an Award on account of satisfaction of the applicable performance goals on the basis of such further considerations as the Committee in its discretion shall determine, and (ii) the Committee may not waive the achievement of the applicable performance goals, except in the case of the Participant’s death, disability or involuntary termination of employment by the Company or an Affiliate without “cause,” or by the Participant with “good reason” (in each case, within the meaning of the applicable Agreement), or a Change of Control.

(e) The Committee shall have the power to impose such other restrictions on Awards subject to this Section 15 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

(f) Notwithstanding any provision of the Plan other than Section 16, to the contrary, the following limits shall apply to grants of Awards under the Plan:

(i) The maximum aggregate number of shares of Common Stock which may be subject to Options or SARs granted under the Plan to any Participant in any calendar year shall be 500,000.

(ii) The maximum aggregate number of shares of Common Stock which may be subject to Awards of Restricted Stock granted under the Plan to any Participant in any calendar year shall be 150,000.

(iii) The maximum aggregate grant with respect to Other Stock-Based Awards granted under the Plan to any Participant in any calendar year shall be 150,000 shares of Common Stock (or cash amounts based on the value of such number of shares).

(iv) The maximum aggregate grant with respect to Non-Employee Director Stock Awards granted under the Plan to any Non-Employee Director in any calendar year shall be 150,000 shares of Common Stock.

To the extent required by Section 162(m) of the Code, shares of Common Stock subject to any Options or SARs that are canceled shall continue to be counted against the limits set forth in paragraphs (i) and (ii) of this Section 15(f).

16. Changes in Capital. (a) The existence of the Plan and any Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or an Affiliate, any issue of debt, preferred or prior preference stock ahead of or affecting Common Stock, the authorization or issuance of additional shares of Common Stock or other securities or subscription rights thereto, the dissolution or liquidation of the Company or any Affiliates, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding. Further, except as expressly provided herein or by the Committee, (i) the issuance by the Company of shares of Common Stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than shares of Common Stock, (iii) the occurrence of any capital change described in paragraph (b) of this Section 16 or (iv) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the option exercise price or purchase price per share applicable to any Award, unless the Committee shall determine, in its discretion, that an adjustment is necessary or appropriate.

(b) (i) Upon changes in the outstanding Common Stock by reason of a stock dividend, stock split, reverse stock split, subdivision, recapitalization, reclassification, merger, consolidation (whether or not the Company is a surviving corporation), combination or exchange of shares of Common Stock, separation, or reorganization, or in the event of an extraordinary dividend, “spin-off,” liquidation or other substantial distribution of assets of the Company or acquisition of property or stock or other change in capital of the Company, or the issuance by the Company of shares of its capital stock without receipt of full consideration therefor, or rights or securities exercisable, convertible or exchangeable for shares of such capital stock, or any similar change affecting the Company’s capital structure, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee in its discretion deems equitable or appropriate, including such adjustments in (1) the aggregate number, class and kind of securities available under the Plan and as to which Awards may be granted, (2) the Award limits set forth in Section 15(e) and (3) in the number, class and kind of securities or other property subject to Awards and, if applicable, the option exercise price, grant price or other price per share (or equivalent) thereof (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company, or the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof), as the Committee in its discretion may determine to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to outstanding Awards.

(ii) Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to this Section 16(b) shall be aggregated until, and eliminated at, the time of exercise or payment of the affected Awards or at the end of the Restriction Period with respect to Restricted Stock. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such Notice is given) shall be effective and binding for all purposes of the Plan.

(iii) Any adjustment, substitution or change pursuant to this Section 16 made with respect to an Award intended to be an Incentive Stock Option shall be made only to the extent consistent with such intent, unless the Committee determines otherwise, and any such adjustment that is made with respect to an Award to which Section 15 is applicable shall be made consistent with the intent that such Award qualify for the performance-based compensation exception under Section 162(m) of the Code (or any successor provision).

(iv) Determinations of the Committee as to Award adjustments and substitutions under this Section 16, if any, shall be conclusive and binding on all persons, including Participants.

(c) In the event of a Change of Control:

(i) except as otherwise provided in the Agreement specifically with respect to a Change of Control:

(1) immediately prior to the occurrence of such Change of Control, all restrictions on Restricted Stock or Other Stock-Based Awards previously awarded to Participants shall be immediately cancelled, the Restriction Periods applicable to such Restricted Stock shall immediately terminate and all restrictions on transfer, sale, assignment, pledge or other disposition applicable to any such Restricted Stock or Other Stock-Based Awards shall immediately lapse, without regard to any contrary provisions contained in the Plan or the applicable Agreements;

(2) immediately prior to the occurrence of such Change of Control, all Options, SARs and/or Other Stock-Based Awards which are outstanding shall be accelerated so that such Awards immediately become fully exercisable as to all shares of Common Stock subject thereto, without regard to any limitations of time or amount otherwise contained in the Plan or the applicable Agreements or any other provision of the Plan or the applicable Agreements to the contrary, and, in the event a Participant terminates employment or service with the Company or an Affiliate (or any successor respectively thereof) under any circumstances during the one year period following a Change of Control, all Options or SARs held by such Participant (or such Participant’s transferee) shall remain exercisable at least until the first anniversary of the Participant’s termination of employment or service or the expiration of the term of such Option or SAR, if earlier;

(3) immediately prior to the occurrence of such Change of Control, all restrictions on transfer, sale, assignment, pledge or other disposition applicable to any shares of Common Stock covered by a Non-employee Director Stock Award shall immediately lapse;

(4) immediately prior to the occurrence of such Change of Control, all outstanding Awards shall immediately become fully vested and nonforfeitable;

(5) any performance goals or other conditions applicable to any outstanding Award shall be deemed achieved and satisfied at the highest level, without regard to any contrary provisions contained in the Plan or the applicable Agreement; and

(6) except as otherwise provided by the Committee in accordance with Section 16(c)(ii), any Award the payment or settlement of which was deferred under Section 17(e)(ii), and any Other Stock-Based Award that is otherwise to be paid or settled on a deferred basis, shall be paid or distributed immediately prior to such Change of Control; and

(ii) in its discretion and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Agreement applicable to any Award or by a resolution adopted prior to the occurrence of the Change of Control, that:

(1) any outstanding Award shall be adjusted by substituting for each share of Common Stock subject to such Award immediately prior to the transaction resulting in the Change of Control the consideration (whether stock or other securities of the surviving corporation or any successor corporation of the Company, or a parent or subsidiary thereof, or that may be issuable by another corporation that is a party to the transaction resulting in the Change of Control, or other property) received in such transaction by holders of Common Stock for each share of such Common Stock held on the closing or effective date of such transaction, in which event, the aggregate exercise price or grant price (if any) of the Award shall remain the same; provided, however, that if such consideration received in such transaction is not solely stock of a successor, surviving or other corporation, the Committee may provide for the consideration to be received upon exercise or payment of an Award, for each share of Common Stock subject to such Award, to be solely stock or other securities of the successor, surviving or other corporation, as applicable, equal in fair market value, as determined by the Committee, to the per-share consideration received by holders of the Common Stock in such transaction; and

(2) any outstanding Award (or a portion thereof) shall be converted into a right to receive in cash, as soon as practicable following the Change of Control, an amount equal to the greater of (x) the highest value of the consideration to be received in connection with such transaction for one share of Common Stock and (y) the highest market trading price of a share of the Common Stock reported in The Wall Street Journal during the 30 consecutive trading days prior to the Change of Control, less, in the case of an Award prescribing an exercise price or grant price, the per share exercise price or grant price of such Award, multiplied by the number of shares of Common Stock subject to such Award (or the applicable portion thereof); and

(iii) the Committee may, in its discretion, provide that an Award cannot be exercised after, or will otherwise terminate as of, such Change of Control.

No Participant shall have any right to prevent the consummation of any transaction involving the Company or an Affiliate or any of the forgoing actions affecting the number of shares available to, or other entitlements of, such Participant under the Plan or any Award. Any actions or determinations of the Committee under this paragraph (c) of Section 16 need not be uniform as to all outstanding Awards, nor treat all Participants identically. Notwithstanding the foregoing adjustments, in no event may any Option or SAR be exercised after ten (10) years from the date it was originally granted, except as otherwise provided in Section 6(c).

(d) Notwithstanding any other provision of the Plan or any Agreement, the provisions of paragraph (c) of this Section 16 may not be terminated, amended or modified on or after the date of a Change of Control to adversely affect any Participant’s Award theretofore granted and then outstanding under the Plan without the prior written consent of such Participant.

17. Miscellaneous Provisions. (a) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares or the payment of cash upon exercise or payment of any Award. Proceeds from the sale of shares of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company. The costs and expenses of the Plan shall be borne by the Company, including expenses of issuing Common Stock pursuant to any Awards granted hereunder.

(b) Except as otherwise provided in this paragraph (b) of Section 17 or paragraph (e) of Section 8 or paragraph (d) of Section 10, an Award by its terms shall be personal and may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated otherwise than by will or by the laws of descent and distribution and shall be exercisable during the lifetime of a Participant only by him or her. The foregoing to the contrary notwithstanding, at the Committee’s discretion, an Agreement may permit the receipt or exercise of a Participant’s

Award (or any portion thereof) after his or her death by the beneficiary most recently named by such Participant in a written designation thereof filed with the Company, or, in lieu of any such surviving beneficiary, by the legal representatives of such Participant’s estate and/or an Award other than an ISO to be transferred by a Participant during his or her lifetime to such Participant’s alternate payee pursuant to a qualified domestic relations order, as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder. Further notwithstanding the foregoing to the contrary, at the Committee’s discretion, an Agreement may permit the transfer of an Award, other than an ISO or a Tandem SAR granted in connection with an ISO, by the recipient thereof, subject to (i) any applicable Restriction Period, (ii) the provisions of Section 10(d), if applicable, and (iii) such other terms, conditions and limitations as may be prescribed by the Committee (including a requirement that the transferee execute an agreement agreeing to be bound by the terms of such Award or any such other terms, conditions and limitations), and, except as otherwise provided by the Committee, the applicable transferee of such Award shall be treated under the Plan and the applicable Agreement as the Participant for purposes of any exercise or payment of such Award. In the event any Award is exercised by or otherwise paid to the executors, administrators, heirs or distributees of the estate of a deceased Participant, or such a Participant’s beneficiary, or the transferee of an Award, in any such case, pursuant to the terms and conditions of the Plan and the applicable Agreement and in accordance with such terms and conditions as may be specified from time to time by the Committee, the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied, as determined in the discretion of the Committee, that the person or persons exercising such Award, or to receive such payment, are the duly appointed legal representative of the deceased Participant’s estate or the proper legatees or distributees thereof or the named beneficiary of such Participant, or the valid transferee of such Award, as applicable. Any purported assignment, transfer or encumbrance of an Award that does not comply with this Section 17(b) shall be void and unenforceable against the Company.

(c) (i) If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of shares of Common Stock upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no Award may be granted, exercised, paid or transferred in whole or in part unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

(ii) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any Affiliate under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to shares of Stock or Awards and the right to exercise any Option or other Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Affiliate.

(iii) Upon termination of any period of suspension under this Section 17(c), any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to the shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any Award.

(d) The Committee may require each person receiving Common Stock in connection with any Award under the Plan to represent and agree with the Company in writing that such person is acquiring the shares of Common Stock for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Committee may prescribe.

(e) (i) The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option or delivered pursuant to the payment or settlement of any other Award as it may deem advisable, including minimum holding period requirements, restrictions under applicable securities laws or under the requirements of any stock exchange or market upon which such shares are listed and/or traded.

(ii) To the extent provided in the Agreement, the Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of the Restriction Period with respect to Restricted Stock or the payment in respect of Other Stock-Based Awards. If any such deferral is permitted or required, (x) such deferral shall represent an unfunded and unsecured obligation of the Company and shall not confer the rights of a stockholder unless and until shares of Common Stock are issued thereunder; (y) the number of shares of Common Stock subject to such deferral shall, until settlement thereof, be subject to adjustment pursuant to Section 16; and (z) the Committee shall establish rules and procedures for such deferrals and payment or settlement thereof, which may be in cash, shares of Common Stock or any combination thereof, and such deferrals may be governed by the terms and conditions of any deferred compensation plan of the Company or an Affiliate specified by the Committee for such purpose.

(f) (i) Unless otherwise provided by the Committee, no adjustment shall be made in the shares of Common Stock issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Common Stock prior to issuance of such shares under such Award.

(ii) Any Award (including any Award the payment or settlement of which is deferred pursuant to Section 17(e)(ii)) may accrue Dividend Equivalents during any period following the date such Award is granted and until the date such Award is exercised, vests, terminates or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock, on a current or deferred basis (and may thereafter accrue additional Dividend Equivalents), by such formula and at such time and subject to such limitations as may be determined by the Committee.

(g) By accepting any benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Company or the Board.

(h) Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Affiliate, or prevent or limit the right of the Company or any Affiliate to establish any other forms of incentives or compensation for their employees or consultants or directors, or grant or assume options or other rights otherwise than under the Plan.

(i) Unless stated otherwise in the Agreement, notwithstanding any other provision of the Plan, any Award granted to an executive, officer or director of the Company who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) that are requirements for the application of such exemptive rule, and the Plan and the Agreement shall be deemed amended to the extent necessary to conform to such limitations. Furthermore, notwithstanding any other provision of the Plan or an Agreement, any Award subject to Section 15 shall be subject to any applicable limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder (including any amendment to the foregoing) that are requirements for qualification as “other performance-based compensation” as described in Section 162(m)(4)(C) of the Code, and the Plan and the Agreement shall be deemed amended to the extent necessary to conform to such requirements and no action of the Committee that would cause such Award not to so qualify shall be effective.

(j) Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to determine (and may so provide in any Agreement) that a Participant’s (including, for purposes of this Section 17(j), his or her estate’s or beneficiary’s) rights (including the right to exercise any Option or SAR), payments and benefits with respect to any Award shall be subject to reduction, cancellation, forfeiture or recoupment in the event of the Participant’s termination of employment or service with the Company or an Affiliate for cause or due to voluntary resignation; serious misconduct; violation of the Company’s or an Affiliate’s policies; breach of fiduciary duty; unauthorized disclosure of any trade secret or confidential information of the Company or an Affiliate; breach of applicable noncompetition, nonsolicitation, confidentiality or other restrictive covenants; or other conduct or activity that is in competition with the business of the Company or any Affiliate, or otherwise detrimental to the business, reputation or interests of the Company and/or any Affiliate (in any such case, whether or not the Participant is then an employee, director or consultant of the Company or an Affiliate). The determination of whether a Participant’s conduct, activities or circumstances are described in the immediately preceding sentence shall be made by the Committee in its good faith discretion, and pending any such determination, the Committee shall have the authority to suspend the exercise, payment, delivery or settlement of all or any portion of such Participant’s outstanding Awards pending an investigation of the matter.

(k) Except to the extent that such action would cause an Award subject to Section 15 to not qualify for the performance-based compensation exception under Section 162(m) of the Code (or any successor provision), the Committee shall have the authority to make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations, rules or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award, including any Agreement, in the manner and to the extent the Committee shall deem desirable to effectuate any such adjustments. The determination of the Committee concerning the foregoing adjustments, if any, shall be conclusive and binding on all Participants.

(l) An Option or other Award shall not be exercisable with respect to a fractional share of Common Stock or the lesser of fifty (50) shares or the full number of shares of Common Stock then subject to the Option or other Award. No fractional shares of Common Stock shall be issued upon the exercise or payment of an Option or other Award.

(m) In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(n) Except as to matters concerning the issuance of shares of Common Stock or other matters of corporate governance, which shall be determined, and related Plan and Award provisions construed, under the General Corporation Law of the State of Delaware, the Plan and each Agreement shall be governed by the laws of the State of Colorado, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Agreement, Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Colorado, to resolve any and all issues that may arise out of or relate to the Plan or any related Agreement.

(o) The words “Section,” “subsection” and “paragraph” herein shall refer to provisions of the Plan, unless expressly indicated otherwise. Wherever any words are used in the Plan or any Agreement in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires.

18. Limits of Liability. (a) Any liability of the Company or an Affiliate to any Participant with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Agreement.

(b) None of the Company, any Affiliate nor any member of the Committee or the Board, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

(c) The Company shall not be liable to a Participant or any other person as to: (i) the non-issuance of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having relevant jurisdiction the authority deemed by the Committee or the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Option or other Award.

19. Amendments and Termination. The Board may, at any time and with or without prior notice, amend, alter, suspend, or terminate the Plan, and the Committee may, to the extent permitted by the Plan, amend the terms of any Award theretofore granted, including any Agreement, in each case, retroactively or prospectively; provided, however, that no such amendment, alteration, suspension, or termination of the Plan shall be made which, without first obtaining approval of the stockholders of the Company (where such approval is necessary to satisfy (i) the then-applicable requirements of Rule 16b-3, (ii) any requirements under the Code relating to ISOs or for exemption from Section 162(m) of the Code, or (iii) any applicable law, regulation or rule (including the applicable regulations and rules of the SEC and the New York Stock Exchange)), would:

(a) except as is provided in Section 16, increase the maximum number of shares of Common Stock which may be sold or awarded under the Plan or increase the maximum limitations set forth in Section 15(e);

(b) except as is provided in Section 16, decrease the minimum option exercise price requirements of Section 6(b) or grant price requirements of Section 7(c);

(c) change the class of persons eligible to receive Awards under the Plan;

(d) extend the duration of the Plan or the period during which Options or SARs may be exercised under Section 6(c) or Section 7(d); or

(e) otherwise require stockholder approval to comply with any applicable law, regulation or rule (including the applicable regulations and rules of the SEC and the New York Stock Exchange).

In addition, (A) no such amendment, alteration, suspension or termination of the Plan or any Award theretofore granted, including any Agreement, shall be made which would materially impair the previously accrued rights of a Participant under any outstanding Award without the written consent of such Participant, provided, however, that the Board may amend or alter the Plan and the Committee may amend or alter any Award, including any Agreement, either retroactively or prospectively, without the consent of the applicable Participant, (x) so as to preserve or come within any exemptions from liability under Section 16(b) of the Exchange Act, pursuant to the rules and releases promulgated by the SEC (including Rule 16b-3), and/or so that any Award granted to an officer or executive of the Company shall qualify as “other performance-based compensation” as described in Section 162(m)(4)(C) of the Code, or (y) if the Board or the Committee determines in its discretion that such amendment or alteration either (I) is required or advisable for the Company, the Plan or the Award to satisfy, comply with or meet the requirements of any law, regulation, rule or accounting standard or (II) is not reasonably likely to significantly diminish the benefits provided under such Award, or that such diminishment has been or will be adequately compensated, and (B) notwithstanding any other provisions of the Plan, neither the Board nor the Committee may take any action to (1) amend the terms of an outstanding Option or SAR to reduce the option exercise price or grant price thereof, cancel an Option or SAR and replace it with a new Option or SAR with a lower option exercise price or grant price, or that has an economic effect that is the same as any such reduction or cancellation; (2) cancel an outstanding Option or SAR having an option exercise price or grant price above the then-current Fair Market Value of the Common Stock in exchange for the grant of another type of Award or (3) amend the minimum exercisability or vesting provisions of Sections 6(c), 7(d)(ii), 8(g) and 9(f), without, in each such case, first obtaining approval of the stockholders of the Company of such action.

20. Duration. The Plan shall become effective as of the date on which it is approved by the holders of a majority of the Company’s outstanding capital stock which is present and voted at an Annual Meeting, in accordance with applicable laws and the New York Stock Exchange Rules, which approval must occur within the period ending twelve (12) months after the date the Plan is adopted by the Board. The Plan shall continue in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Section 19, until all shares of Common Stock subject to the Plan are delivered pursuant to the Plan’s provisions and all restrictions on such shares have lapsed; provided, however, that no Award may be granted under the Plan more than ten (10) years after the date the Plan is approved by the Company’s stockholders.

Approved by Stockholders on April 27, 2005

Approved by the Board of Directors on March 8, 2005

Amended and restated by the Board of Directors on October 26, 2005

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